Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	abovis@hcg.com

INVESTOR CONTACT
John D. Kelly
investor@hcg.com
Huron Announces Second Quarter 2021 Financial Results
SECOND QUARTER 2021 HIGHLIGHTS
•Revenues increased $12.3 million, or 5.6%, to $230.1 million in Q2 2021 from $217.9 million in Q2 2020.
•Net income from continuing operations was $12.8 million in Q2 2021 compared to $13.6 million in Q2 2020.
•Adjusted EBITDA(8), a non-GAAP measure, was $25.6 million in Q2 2021 compared to $27.5 million in Q2 2020.
•Diluted earnings per share from continuing operations was $0.59 in Q2 2021 compared to $0.61 in Q2 2020.
•Adjusted diluted earnings per share from continuing operations(8), a non-GAAP measure, increased $0.01 to $0.69 in Q2 2021 from $0.68 in Q2 2020.
YEAR-TO-DATE 2021 HIGHLIGHTS AND 2021 GUIDANCE
•Revenues were $433.3 million for the first six months of 2021 compared to $440.5 million for the first six months of 2020.
•Net income from continuing operations was $18.2 million for the first six months of 2021 compared to a net loss from continuing operations of $28.7 million for the same prior year period, which includes non-cash pretax goodwill impairment charges of $59.8 million incurred in Q1 2020 related to the company's Strategy and Innovation and Life Sciences reporting units within the Business Advisory segment.
•Adjusted EBITDA(8), a non-GAAP measure, was $42.1 million for the first six months of 2021 compared to $46.5 million for the same prior year period.
•Diluted earnings per share from continuing operations was $0.82 for the first six months of 2021 compared to diluted loss per share from continuing operations of $1.31 for the same prior year period.
•Adjusted diluted earnings per share from continuing operations(8), a non-GAAP measure, was $1.03 for the first six months of 2021 compared to $1.11 for the first six months of 2020.
•Huron updates full year 2021 guidance, including increasing and narrowing revenue expectations to a range of $875.0 million to $905.0 million.
CHICAGO - Jul 29, 2021 - Global professional services firm Huron (NASDAQ: HURN) today announced financial results from continuing operations for the second quarter ended June 30, 2021.
“Second quarter revenues grew 6% year over year and 13% sequentially, reflecting the strength of recovery in the Healthcare and Education segments,” said James H. Roth, chief executive officer, Huron. “We anticipate the tailwinds that we experienced in the second quarter will continue across all segments, including in Business Advisory, further demonstrating that our pre-pandemic growth trajectory has returned and establishing a foundation for strong growth through the remainder of 2021.”

COVID-19 IMPACT
The worldwide spread of the coronavirus (COVID-19) has created significant volatility, uncertainty and disruption to the global economy. The company continues to closely monitor the impact of the pandemic on all aspects of its business, including how it will impact its clients, employees and business partners. In most of 2020 and the first quarter of 2021, the COVID-19 pandemic negatively impacted sales and elongated the sales cycle for new opportunities for certain services, particularly within the company's Healthcare and Education segments as some clients reprioritized or delayed certain projects. Conversely, the pandemic strengthened demand for the company's cloud-based technology and analytics solutions and certain services provided to organizations in transition within the company's Business Advisory segment.
During the first half of 2021, the company saw an increase in its sales pipeline and the pace of signings, particularly within its Healthcare and Education businesses. While overall demand for services in the first quarter of 2021 was negatively impacted by the COVID-19 pandemic, the overall demand for the company's services strengthened in the second quarter of 2021 and the company expects strong revenue growth in the second half of 2021 compared to the second half of 2020.
SECOND QUARTER 2021 RESULTS FROM CONTINUING OPERATIONS
Revenues increased $12.3 million, or 5.6%, to $230.1 million for the second quarter of 2021 from $217.9 million for the second quarter of 2020.
Net income from continuing operations was $12.8 million for the second quarter of 2021 compared to $13.6 million for the same quarter last year. Diluted earnings per share from continuing operations was $0.59 for the second quarter of 2021 compared to $0.61 for the second quarter of 2020.
Second quarter 2021 earnings before interest, taxes, depreciation and amortization ("EBITDA")(8) was $24.8 million compared to $27.4 million in the same prior year period.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended June 30,
	2021	2020
Amortization of intangible assets	$2,289	$3,194
Restructuring and other charges	$861	$109
Transaction-related expenses	$(29)	$—
Tax effect of adjustments	$(827)	$(1,940)
Foreign currency transaction gains, net	$(48)	$(81)
Adjusted EBITDA(8) was $25.6 million, or 11.1% of revenues, in the second quarter of 2021, compared to $27.5 million, or 12.6% of revenues, in the same prior year period. Adjusted net income from continuing operations(8) was $15.1 million, or $0.69 per diluted share, for the second quarter of 2021, compared to $14.9 million, or $0.68 per diluted share, for the same prior year period.
The average number of billable consultants(2) increased 1.5% to 2,628 in the second quarter of 2021 from 2,588 in the same quarter last year. Billable consultant utilization rate(3) was 73.3% during the second quarter of 2021 compared to 72.4% during the same period last year. Average billing rate per hour for our billable consultants(4) was $206 for the second quarter of 2021 compared to $200 for the same prior year period. The average number of full-time equivalent professionals(6) was 257 in the second quarter of 2021 compared to 271 for the same period in 2020. The average number of Healthcare Managed Services employees(7) was 431 in the second quarter of 2021 compared to 94 for the same period in 2020. This operating data has been revised from previously reported amounts as the company began assessing its operating performance by the following three employee types in the second quarter of 2021: billable consultants, full-time equivalents, and Healthcare Managed Services employees.

YEAR-TO-DATE 2021 RESULTS FROM CONTINUING OPERATIONS
Revenues were $433.3 million for the first six months of 2021 compared to $440.5 million for the first six months of 2020.
Net income from continuing operations was $18.2 million for the first six months of 2021, compared to a net loss from continuing operations of $28.7 million for the first six months of 2020. Diluted earnings per share from continuing operations was $0.82 for the first six months of 2021, compared to diluted loss per share from continuing operations of $1.31 for the first six months of 2020. Results for the first six months of 2020 reflect non-cash pretax charges totaling $59.8 million to reduce the carrying value of goodwill in the company's Strategy and Innovation and Life Sciences reporting units within the Business Advisory segment.
EBITDA(8) was $40.0 million for the first six months of 2021, compared to a loss before interest, taxes, depreciation and amortization of $16.3 million for the same prior year period.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Six Months Ended June 30,
	2021	2020
Amortization of intangible assets	$4,688	$6,403
Restructuring and other charges	$1,489	$2,567
Litigation and other losses (gains), net	$42	$(150)
Goodwill impairment charges	$—	$59,816
Loss on sale of business	$—	$102
Transaction-related expenses	$141	$—
Tax effect of adjustments	$(1,685)	$(15,349)
Foreign currency transaction losses, net	$355	$439
Adjusted EBITDA(8) was $42.1 million, or 9.7% of revenues, for the first six months of 2021 compared to $46.5 million, or 10.6% of revenues, for the first six months of 2020. Adjusted net income from continuing operations(8) was $22.9 million, or $1.03 per diluted share, for the first six months of 2021 compared to $24.7 million, or $1.11 per diluted share, for the first six months of 2020.
The average number of billable consultants(2) increased 1.5% to 2,629 for the first six months of 2021 from 2,591 for the same prior year period. Billable consultant utilization rate(3) was 71.1% during the first six months of 2021 compared to 72.7% for the same prior year period. Average billing rate per hour for billable consultants(4) was $202 for the first six months of 2021 compared to $200 for the first six months of 2020. The average number of full-time equivalent professionals(6) was 241 for the first six months of 2021 compared to 269 for the same prior year period. The average number of Healthcare Managed Services employees(7) was 270 in the first half of 2021 compared to 93 for the same period in 2020. This operating data has been revised from previously reported amounts as the company began assessing its operating performance by the following three employee types in the second quarter of 2021: billable consultants, full-time equivalents, and Healthcare Managed Services employees.
OPERATING SEGMENTS
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.
The company’s year-to-date 2021 revenues by operating segment as a percentage of total company revenues are as follows: Healthcare (42%); Business Advisory (33%); and Education (25%). Financial results by segment are included in the attached schedules and in Huron's forthcoming Quarterly Report on Form 10-Q filing for the quarter ended June 30, 2021.

OUTLOOK FOR 2021
Based on currently available information, the company increased and narrowed guidance for full year 2021 revenues before reimbursable expenses in a range of $875.0 million to $905.0 million. The company anticipates adjusted EBITDA as a percentage of revenues in a range of 10.8% to 11.3% and non-GAAP adjusted diluted earnings per share in a range of $2.40 to $2.70.
Management will provide a more detailed discussion of its outlook during the company's earnings conference call webcast.
SECOND QUARTER 2021 WEBCAST
The company will host a webcast to discuss its financial results today, July 29, 2021, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by NASDAQ and can be accessed from Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
USE OF NON-GAAP FINANCIAL MEASURES(8)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Management has provided its outlook regarding adjusted EBITDA and non-GAAP adjusted diluted earnings per share, both of which are non-GAAP financial measures and exclude certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items is not provided. Management is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
ABOUT HURON
Huron is a global consultancy that collaborates with clients to drive strategic growth, ignite innovation and navigate constant change. Through a combination of strategy, expertise and creativity, we help clients accelerate operational, digital and cultural transformation, enabling the change they need to own their future. By embracing diverse perspectives, encouraging new ideas and challenging the status quo, we create sustainable results for the organizations we serve. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” “guidance,” or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: the impact of the COVID-19 pandemic on the economy, our clients and client demand for our services, and our ability to sell and provide services, including the measures taken by governmental authorities and businesses in response to the pandemic, which may cause or contribute to other risks and uncertainties that we face; failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2020 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues and reimbursable expenses:
Revenues	$230,126	$217,857	$433,339	$440,476
Reimbursable expenses	3,252	2,970	5,186	22,273
Total revenues and reimbursable expenses	233,378	220,827	438,525	462,749
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	161,526	149,514	309,641	305,762
Amortization of intangible assets and software development costs	910	1,334	1,835	2,635
Reimbursable expenses	3,316	2,866	5,319	22,255
Total direct costs and reimbursable expenses	165,752	153,714	316,795	330,652
Operating expenses and other losses (gains), net:
Selling, general and administrative expenses	45,190	44,857	84,956	88,303
Restructuring charges	861	109	1,489	1,718
Litigation and other losses (gains)	—	—	42	(150)
Depreciation and amortization	5,446	6,193	10,874	12,307
Goodwill impairment charges	—	—	—	59,816
Total operating expenses and other losses (gains), net	51,497	51,159	97,361	161,994
Operating income (loss)	16,129	15,954	24,369	(29,897)
Other income (expense), net:
Interest expense, net of interest income	(2,029)	(2,916)	(3,748)	(5,257)
Other income (expense), net	2,151	3,948	2,571	(1,348)
Total other income (expense), net	122	1,032	(1,177)	(6,605)
Income (loss) from continuing operations before taxes	16,251	16,986	23,192	(36,502)
Income tax expense (benefit)	3,454	3,414	4,990	(7,801)
Net income (loss) from continuing operations	12,797	13,572	18,202	(28,701)
Loss from discontinued operations, net of tax	—	(25)	—	(60)
Net income (loss)	$12,797	$13,547	$18,202	$(28,761)
Net earnings (loss) per basic share:
Net income (loss) from continuing operations	$0.59	$0.62	$0.84	$(1.31)
Loss from discontinued operations, net of tax	—	—	—	(0.01)
Net income (loss)	$0.59	$0.62	$0.84	$(1.32)
Net earnings (loss) per diluted share:
Net income (loss) from continuing operations	$0.59	$0.61	$0.82	$(1.31)
Loss from discontinued operations, net of tax	—	—	—	(0.01)
Net income (loss)	$0.59	$0.61	$0.82	$(1.32)
Weighted average shares used in calculating earnings (loss) per share:
Basic	21,555	21,869	21,743	21,848
Diluted	21,871	22,116	22,105	21,848
Comprehensive income (loss):
Net income (loss)	$12,797	$13,547	$18,202	$(28,761)
Foreign currency translation adjustments, net of tax	82	104	482	(675)
Unrealized gain (loss) on investment, net of tax	1,422	(5,678)	(3,226)	(5,936)
Unrealized gain (loss) on cash flow hedging instruments, net of tax	218	(1,705)	1,647	(3,390)
Other comprehensive income (loss)	1,722	(7,279)	(1,097)	(10,001)
Comprehensive income (loss)	$14,519	$6,268	$17,105	$(38,762)

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$12,982	$67,177
Receivables from clients, net	116,091	87,687
Unbilled services, net	90,119	53,959
Income tax receivable	1,811	5,121
Prepaid expenses and other current assets	14,642	16,569
Total current assets	235,645	230,513
Property and equipment, net	31,271	29,093
Deferred income taxes, net	4,745	4,191
Long-term investments	66,639	71,030
Operating lease right-of-use assets	36,575	39,360
Other non-current assets	64,488	62,068
Intangible assets, net	18,957	20,483
Goodwill	597,552	594,237
Total assets	$1,055,872	$1,050,975
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,318	$648
Accrued expenses and other current liabilities	19,822	14,874
Accrued payroll and related benefits	90,158	133,830
Current maturities of long-term debt	551	499
Current maturities of operating lease liabilities	9,598	8,771
Deferred revenues	19,182	28,247
Total current liabilities	145,629	186,869
Non-current liabilities:
Deferred compensation and other liabilities	46,843	47,131
Long-term debt, net of current portion	267,502	202,780
Operating lease liabilities, net of current portion	57,324	61,825
Deferred income taxes, net	436	428
Total non-current liabilities	372,105	312,164
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 24,877,563 and 25,346,916 shares issued at June 30, 2021 and December 31, 2020, respectively	243	246
Treasury stock, at cost, 2,445,818 and 2,584,119 shares at June 30, 2021 and December 31, 2020, respectively	(135,364)	(129,886)
Additional paid-in capital	429,084	454,512
Retained earnings	232,211	214,009
Accumulated other comprehensive income	11,964	13,061
Total stockholders’ equity	538,138	551,942
Total liabilities and stockholders’ equity	$1,055,872	$1,050,975

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$18,202	$(28,761)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	12,923	14,942
Non-cash lease expense	3,301	3,880
Share-based compensation	11,566	14,527
Amortization of debt discount and issuance costs	397	397
Goodwill impairment charges	—	59,816
Allowances for doubtful accounts	—	512
Deferred income taxes	(48)	(15,515)
Loss on sale of business	—	102
Change in fair value of contingent consideration liabilities	42	—
Other, net	(236)	—
Changes in operating assets and liabilities, net of acquisition and divestiture:
(Increase) decrease in receivables from clients, net	(27,749)	(339)
(Increase) decrease in unbilled services, net	(36,088)	(3,059)
(Increase) decrease in current income tax receivable / payable, net	3,366	6,546
(Increase) decrease in other assets	(1,117)	(1,674)
Increase (decrease) in accounts payable and other liabilities	5,038	(2,787)
Increase (decrease) in accrued payroll and related benefits	(42,487)	(53,420)
Increase (decrease) in deferred revenues	(9,080)	6,638
Net cash provided by (used in) operating activities	(61,970)	1,805
Cash flows from investing activities:
Purchases of property and equipment, net	(5,439)	(4,417)
Purchase of investment securities	—	(13,000)
Investment in life insurance policies	(77)	(1,540)
Purchase of business	(5,886)	—
Capitalization of internally developed software costs	(2,508)	(5,184)
Proceeds from sale of property and equipment	158	—
Net cash used in investing activities	(13,752)	(24,141)
Cash flows from financing activities:
Proceeds from exercise of stock options	422	646
Shares redeemed for employee tax withholdings	(8,651)	(7,217)
Share repurchases	(35,243)	(22,115)
Proceeds from bank borrowings	139,000	283,000
Repayments of bank borrowings	(74,270)	(160,263)
Net cash provided by financing activities	21,258	94,051
Effect of exchange rate changes on cash	269	(107)
Net increase (decrease) in cash and cash equivalents	(54,195)	71,608
Cash and cash equivalents at beginning of the period	67,177	11,604
Cash and cash equivalents at end of the period	$12,982	$83,212

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

In conjunction with the company's continuous evaluation of the appropriate level of disaggregation of revenues as the company's business evolves and in consideration of a group hire of approximately 300 employees in the company's Healthcare Managed Services solution within its Healthcare segment in the second quarter of 2021, the company began assessing its operating performance by the following three employee types: billable consultants, full-time equivalents, and Healthcare Managed Services employees. The disaggregation of revenues by employee type previously reported for the three and six months ended June 30, 2020 was revised below to reflect this change. This change has no impact on the company's consolidated total revenues or total revenues by segment.

	Three Months Ended June 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2021	2020
Healthcare:
Revenues	$101,357	$85,356	18.7%
Operating income	$27,624	$21,171	30.5%
Segment operating income as a percentage of segment revenues	27.3%	24.8%
Business Advisory:
Revenues	$70,908	$70,470	0.6%
Operating income	$14,315	$16,684	(14.2)%
Segment operating income as a percentage of segment revenues	20.2%	23.7%
Education:
Revenues	$57,861	$62,031	(6.7)%
Operating income	$13,770	$16,128	(14.6)%
Segment operating income as a percentage of segment revenues	23.8%	26.0%
Total Company:
Revenues	$230,126	$217,857	5.6%
Reimbursable expenses	3,252	2,970	9.5%
Total revenues and reimbursable expenses	$233,378	$220,827	5.7%
Statements of Operations reconciliation:
Segment operating income	$55,709	$53,983	3.2%
Items not allocated at the segment level:
Other operating expenses	34,325	31,638	8.5%
Depreciation and amortization	5,255	6,391	(17.8)%
Total operating income	16,129	15,954	1.1%
Other income, net	122	1,032	(88.2)%
Income from continuing operations before taxes	$16,251	$16,986	(4.3)%
Other Operating Data:
Number of billable consultants (at period end) (2):
Healthcare	779	855	(8.9)%
Business Advisory	1,093	943	15.9%
Education	746	780	(4.4)%
Total	2,618	2,578	1.6%
Average number of billable consultants (for the period) (2):
Healthcare	798	876
Business Advisory	1,094	925
Education	736	787
Total	2,628	2,588

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended June 30,
Other Operating Data (continued):	2021	2020
Billable consultant utilization rate (3):
Healthcare	75.7%	67.6%
Business Advisory	70.4%	75.8%
Education	75.2%	73.4%
Total	73.3%	72.4%
Billable consultant average billing rate per hour (4):
Healthcare	$251	$208
Business Advisory (5)	$185	$201
Education	$189	$191
Total (5)	$206	$200
Revenue per billable consultant (in thousands):
Healthcare	$84	$63
Business Advisory	$60	$73
Education	$67	$68
Total	$69	$68
Average number of full-time equivalents (for the period) (6):
Healthcare	162	186
Business Advisory	55	25
Education	40	60
Total	257	271
Revenue per full-time equivalent (in thousands):
Healthcare	$127	$123
Business Advisory	$88	$128
Education	$214	$147
Total	$132	$129
Healthcare Managed Services Employees(7):
Total revenues (in thousands)	$14,049	$7,285
Average number of Healthcare Managed Services employees (for the period)	431	94

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Six Months Ended June 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2021	2020
Healthcare:
Revenues	$181,079	$180,934	0.1%
Operating income	$48,108	$45,221	6.4%
Segment operating income as a percentage of segment revenues	26.6%	25.0%
Business Advisory:
Revenues	$143,775	$135,375	6.2%
Operating income	$27,392	$26,526	3.3%
Segment operating income as a percentage of segment revenues	19.1%	19.6%
Education:
Revenues	$108,485	$124,167	(12.6)%
Operating income	$22,423	$29,244	(23.3)%
Segment operating income as a percentage of segment revenues	20.7%	23.6%
Total Company:
Revenues	$433,339	$440,476	(1.6)%
Reimbursable expenses	5,186	22,273	(76.7)%
Total revenues and reimbursable expenses	$438,525	$462,749	(5.2)%
Statements of Operations reconciliation:
Segment operating income	$97,923	$100,991	(3.0)%
Items not allocated at the segment level:
Other operating expenses	63,162	58,784	7.4%
Litigation and other losses (gains)	42	(150)	(128.0)%
Depreciation and amortization	10,350	12,438	(16.8)%
Goodwill impairment charges (1)	—	59,816	N/M
Total operating income (loss)	24,369	(29,897)	N/M
Other expense, net	(1,177)	(6,605)	(82.2)%
Income (loss) from continuing operations before taxes	$23,192	$(36,502)	N/M
Other Operating Data:
Number of billable consultants (at period end) (2):
Healthcare	779	855	(8.9)%
Business Advisory	1,093	943	15.9%
Education	746	780	(4.4)%
Total	2,618	2,578	1.6%
Average number of billable consultants (for the period) (2):
Healthcare	808	887
Business Advisory	1,087	922
Education	734	782
Total	2,629	2,591

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Six Months Ended June 30,
Other Operating Data (continued):	2021	2020
Billable consultant utilization rate (3):
Healthcare	71.7%	69.6%
Business Advisory	69.5%	73.7%
Education	72.7%	74.8%
Total	71.1%	72.7%
Billable consultant average billing rate per hour (4):
Healthcare	$233	$212
Business Advisory (5)	$194	$199
Education	$182	$189
Total (5)	$202	$200
Revenue per billable consultant (in thousands):
Healthcare	$147	$132
Business Advisory	$125	$140
Education	$125	$136
Total	$132	$136
Average number of full-time equivalents (for the period) (6):
Healthcare	158	187
Business Advisory	45	22
Education	38	60
Total	241	269
Revenue per full-time equivalent (in thousands):
Healthcare	$257	$261
Business Advisory	$176	$275
Education	$441	$292
Total	$271	$269
Healthcare Managed Services Employees(7):
Total revenues (in thousands)	$21,797	$15,069
Average number of Healthcare Managed Services employees (for the period)	270	93

(1)The non-cash goodwill impairment charges are not allocated at the segment level because the underlying goodwill asset is reflective of our corporate investment in the segments. We do not include the impact of goodwill impairment charges in our evaluation of segment performance.
(2)Consists of our consulting professionals who provide consulting services and generate revenues based on the number of hours worked.
(3)Utilization rate for billable consultants is calculated by dividing the number of hours billable consultants worked on client assignments during a period by the total available working hours for these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.
(4)Average billing rate per hour for our billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.
(5)The Business Advisory segment includes operations of Huron Eurasia India. Absent the impact of Huron Eurasia India, the average billing rate per hour for the Business Advisory segment would have been $201 and $220 for the three months ended June 30, 2021 and 2020, respectively; and $211 and $222 for the six months ended June 30, 2021 and 2020, respectively.
Absent the impact of Huron Eurasia India, Huron's consolidated average billing rate per hour would have been $213 and $207 for the three months ended June 30, 2021 and 2020, respectively; and $209 and $208 for the six months ended June 30, 2021 and 2020, respectively.
(6)Consists of coaches and their support staff within the Culture and Organizational Excellence solution, consultants who work variable schedules as needed by clients, and full-time employees who provide software support and maintenance services to clients.

(7)Consists of employees who manage and provide revenue cycle billing, collections, insurance verification and change integrity services to our healthcare clients.
N/M - Not Meaningful
HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (8)
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	$230,126	$217,857	$433,339	$440,476
Net income (loss) from continuing operations	$12,797	$13,572	$18,202	$(28,701)
Add back:
Income tax expense (benefit)	3,454	3,414	4,990	(7,801)
Interest expense, net of interest income	2,029	2,916	3,748	5,257
Depreciation and amortization	6,555	7,527	13,106	14,942
Earnings (loss) before interest, taxes, depreciation and amortization (EBITDA) (8)	24,835	27,429	40,046	(16,303)
Add back:
Restructuring and other charges	861	109	1,489	2,567
Litigation and other losses (gains)	—	—	42	(150)
Goodwill impairment charges	—	—	—	59,816
Loss on sale of business	—	—	—	102
Transaction-related expenses	(29)	—	141	—
Foreign currency transaction losses (gains), net	(48)	(81)	355	439
Adjusted EBITDA (8)	$25,619	$27,457	$42,073	$46,471
Adjusted EBITDA as a percentage of revenues (8)	11.1%	12.6%	9.7%	10.6%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (8)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss) from continuing operations	$12,797	$13,572	$18,202	$(28,701)
Weighted average shares - diluted	21,871	22,116	22,105	21,848
Diluted earnings (loss) per share from continuing operations	$0.59	$0.61	$0.82	$(1.31)
Add back:
Amortization of intangible assets	2,289	3,194	4,688	6,403
Restructuring and other charges	861	109	1,489	2,567
Litigation and other losses (gains)	—	—	42	(150)
Goodwill impairment charges	—	—	—	59,816
Loss on sale of business	—	—	—	102
Transaction-related expenses	(29)	—	141	—
Tax effect of adjustments	(827)	(1,940)	(1,685)	(15,349)
Total adjustments, net of tax	2,294	1,363	4,675	53,389
Adjusted net income from continuing operations (8)	$15,091	$14,935	$22,877	$24,688
Adjusted weighted average shares - diluted (9)	21,871	22,116	22,105	22,223
Adjusted diluted earnings per share from continuing operations (8)	$0.69	$0.68	$1.03	$1.11

(8)    In evaluating the company’s financial performance and outlook, management uses earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
(9)    As the company reported a net loss for the six months ended June 30, 2020, GAAP diluted weighted average shares outstanding equals the basic weighted average shares outstanding for that period. The non-GAAP adjustments resulted in adjusted net income from continuing operations for the six months ended June 30, 2020. Therefore, dilutive common stock equivalents have been included in the calculation of adjusted diluted weighted average shares outstanding.